Exhibit 10.48

THIRD AMENDMENT AGREEMENT

This THIRD AMENDMENT AGREEMENT (this “Agreement”) is made and entered into as of June 29, 2011, by and among SHENANDOAH TELECOMMUNICATIONS COMPANY, a Virginia corporation (“Borrower”), each of the subsidiaries of Borrower identified as guarantors on the signature pages hereto (individually, a “Guarantor” and, collectively, the “Guarantors”; and together with Borrower, individually a “Loan Party” and, collectively, the “Loan Parties”), COBANK, ACB, as Administrative Agent (“Administrative Agent”), and each of the financial institutions executing this Agreement and identified as a Lender on the signature pages hereto (the “Lenders”).

RECITALS

WHEREAS, Borrower, the Guarantors and the Lenders have entered into that certain Credit Agreement, dated as of July 30, 2010 (as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Lenders have agreed to certain modifications to the Credit Agreement as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth in this Agreement, each of Borrower, the Guarantors and the Lenders party hereto hereby agrees as follows:

SECTION 1.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

SECTION 2.  Amendment. In reliance on the representations and warranties of Borrower and the Guarantors contained in this Agreement and in connection with Borrower’s request therefor, and subject to the effectiveness of this Agreement as described below, Subsection 3.1(J) of the Credit Agreement is hereby amended by amending and restating such Subsection 3.1(J) in its entirety as follows:

(J)          Indebtedness of Borrower to Shenandoah Telephone Company pursuant to intercompany loans with respect to the cash management system of Borrower and its Subsidiaries; provided that, such Indebtedness (i) shall be paid down in full by means of a dividend in the amount of the outstanding Indebtedness from Shenandoah Telephone Company to Borrower, to the extent such dividend is permitted by Applicable Law, at the earlier of (a) 55 days after the end of each prior fiscal quarter, and (b) the date that Borrower is or would be required to file Borrower’s quarterly report with the Securities and Exchange Commission as part of Borrower’s periodic reporting, and (ii) shall not exceed $2,500,000 at any one time;

SECTION 3.  This Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document.  Except as expressly provided in this Agreement, the execution and delivery of this Agreement does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Loan Documents, and the Loan Documents shall remain in full force and effect.

SECTION 4.  Each of the Loan Parties hereby represents and warrants to the Lenders as follows:

(A)          Such Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms.  This Agreement has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

(B)          The execution, delivery and performance of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice or otherwise,

(1)         require any Governmental Approval or violate any Applicable Law relating to such Loan Party;

(2)         conflict with, result in a breach of or constitute a default under the organizational documents of such Loan Party, any material provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its properties may be bound or any Governmental Approval relating to it; or

(3)         result in or require the creation or imposition of any Lien (except as permitted by the Loan Documents) upon or with respect to any property now owned or hereafter acquired by such Loan Party.

(C)          The representations and warranties of such Loan Party set forth in the Loan Documents are true and correct as of the date hereof as if made on the date hereof.

(D)          No Event of Default under the Loan Documents has occurred and is continuing as of this date.

SECTION 5.  Borrower hereby confirms and agrees that (a) each Security Document is and shall continue to be in full force and effect, and (b) the obligations secured by each such document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 6.  Each of the Guarantors hereby confirms and agrees that (a) its guarantee contained in the Credit Agreement and each Security Document to which it is a party is and shall continue to be in full force and effect, and (b) the obligations guaranteed or secured by each such applicable document include any and all obligations of the Loan Parties to the Secured Parties under the Credit Agreement.

SECTION 7.  This Agreement shall be effective only upon receipt by the Administrative Agent of an execution counterpart hereto signed by Borrower, each Guarantor, and each Lender.

SECTION 8.  Borrower agrees to pay to the Administrative Agent, on demand, all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement and all other instruments and documents contemplated hereby.

SECTION 9.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

SECTION 10.  This Agreement shall be governed by and shall be construed and enforced in accordance with all provisions of the Credit Agreement, including the governing law provisions thereof.

[Signature Pages Removed.]